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                                                                    EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in the Registration Statement on
Form S-8 (No. 33-19897) and related Prospectus of Reliance Group Holdings, Inc. of our report dated June 16, 2000, appearing in the Annual Report on Form 11-K of the Reliance Savings Incentive Plan for the year ended December 31, 1999, and to the reference to Touche Ross & Co. (predecessor of Deloitte & Touche LLP), under the heading "Experts" in such Registration Statement and related Prospectus.



Deloitte & Touche LLP
Philadelphia, Pennsylvania
June 23, 2000


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